FOR IMMEDIATE RELEASE

Investors Contact:

Robert G. Burrows

Vice President, Investor Relations

Emergent BioSolutions Inc.

301-795-1877

burrowsr@ebsi.com

Media Contact:

Tracey Schmitt

Director, Corporate Communications

Emergent BioSolutions Inc.

301-795-1847

schmittt@ebsi.com

EMERGENT BIOSOLUTIONS COMPLETES FIRST DELIVERY OF BIOTHRAX(r) (ANTHRAX VACCINE ADSORBED) TO THE DEPARTMENT OF HEALTH AND HUMAN SERVICES UNDER NEW CONTRACT

Company estimates 3Q 2007 BioThrax revenues of approximately $42 million

ROCKVILLE, MD, October 2, 2007— Emergent BioSolutions Inc. (NYSE: EBS) announced today that on September 28, 2007 it completed an initial delivery of doses of BioThrax® (Anthrax Vaccine Adsorbed) to the U.S. Department of Health and Human Services (HHS) for inclusion into the strategic national stockpile (SNS). As a result of this delivery, the company estimates it will report approximately $42 million in BioThrax revenues for the third quarter of 2007. This initial delivery was made under a three-year agreement with HHS, signed on September 25, 2007, to supply 18.75 million doses of BioThrax for placement into the SNS for a firm fixed-price of $400 million.

R. Don Elsey, senior vice president and chief financial officer of Emergent BioSolutions, commented, “We are pleased that we have begun delivering doses of BioThrax to HHS for inclusion into the strategic national stockpile under our new three-year supply contract. Taking into account this initial delivery, we continue to anticipate total deliveries to HHS of approximately 6 million doses by year-end.”

About BioThrax® (Anthrax Vaccine Adsorbed)

BioThrax is the only FDA-approved vaccine for the prevention of anthrax infection. It is approved by the FDA as a pre-exposure prophylaxis for use in adults who are at high risk of exposure to anthrax spores. BioThrax is manufactured from a culture filtrate, made from a non-virulent strain of Baccillus anthracis and contains no dead or live bacteria. BioThrax is administered by subcutaneous injection in three initial doses followed by three additional doses, with an annual booster dose recommended thereafter. Since 1998, approximately 20 million doses of BioThrax have been procured by the U.S. government. During that time period, over 6.5 million doses have been administered to over 1.6 million military personnel. BioThrax cannot cause anthrax infection.

About Emergent BioSolutions Inc.

Emergent BioSolutions Inc. is a biopharmaceutical company dedicated to one simple mission—to protect life. We develop, manufacture and commercialize immunobiotics, consisting of vaccines and therapeutics that assist the body’s immune system to prevent or treat disease. Our biodefense business focuses on immunobiotics for use against biological agents that are potential weapons of bioterrorism and biowarfare. Our marketed product, BioThrax® (Anthrax Vaccine Adsorbed), is the only vaccine approved by the U.S. Food and Drug Administration for the prevention of anthrax infection. Our commercial business focuses on immunobiotics for use against infectious diseases and other medical conditions that have resulted in significant unmet or underserved public health needs. More information on the company is available at www.emergentbiosolutions.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, including our performance under our contract with HHS and future payments from HHS to us under the contract, and any other statements containing the words "believes", "expects", "anticipates", "plans", "estimates" and similar expressions, are forward-looking statements. There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including our plans to expand our manufacturing facilities and capabilities; the rate and degree of market acceptance and clinical utility of our products; our ongoing and planned development programs, preclinical studies and clinical trials; our ability to identify and acquire or in license products and product candidates that satisfy our selection criteria; the potential benefits of our existing collaboration agreements and our ability to enter into selective additional collaboration arrangements; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; our commercialization, marketing and manufacturing capabilities and strategy; our intellectual property portfolio; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and other factors identified in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and subsequent reports filed with the SEC. The company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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